1269P

Abstract # 2668

Initial cohort expansion results of sustained arginine depletion with Pegzilarginase in melanoma patients in a phase 1 advanced solid tumor trial

Bartosz Chmielowski[1], Michael Gordon[2], Elizabeth I. Buchbinder[3], Ryan J. Sullivan[4], Justine V. Cohen[4], Brendan D. Curti[5], Diwakar Davar[6], Jade Homsi[7], Kimberly M. Komatsubara[8], Humberto Lara-Guerra[9], Susan E. Alters[9], Silvia Ferrati[9], Susan L. Potts[9], Stephen Eckert[9], Scott W. Rowlinson[9], James E. Wooldridge[9], Antoni Ribas[1], Richard D. Carvajal[8]

[1]Jonsson Comprehensive Cancer Center at UCLA, Los Angeles, CA, US; [2]HonorHealth Virginia G Piper Cancer Care Network, Scottsdale, AZ, US; [3]Dana-Farber Cancer Institute, Boston, MA, US; [4]Massachusetts General Hospital, Boston, MA, US; [5]Providence Caner Institute, Portland, OR, US; [6]University of Pittsburgh, Pittsburgh, PA, US; [7]UT Southwestern Medical Center, Dallas, TX, US; [8]Herbert Irving Comprehensive Cancer Center, New York, NY, US; [9]Aeglea Biotherapeutics, Austin, TX, US

Background

- Tumors without argininosuccinate synthetase 1 (ASS1) expression are dependent on extracellular arginine
- Pegzilarginase is an engineered human arginase I that depletes plasma arginine

Pegzilarginase mechanism of action


Low ASS1 necessitates extracellular arginine for survival and proliferation
Pegzilarginase depletes extracellular arginine, starving tumor cells

Figure 1 Urea cycle and Pegzilarginase

- Pegzilarginase alone:
  - Induced tumor autophagy,
  - Enhanced CD8+T cell tumor infiltration
  - Demonstrated in vivo anti-tumor activity in PDx models with no or low expression of ASS1, including:
    - Melanoma
    - Small cell lung carcinoma
    - Large cell non-small cell lung carcinoma
    - Merkel carcinoma
- Pegzilarginase and immune checkpoint inhibitors were synergistic in syngeneic pre-clinical models

Study Methods

- Phase 1 dose escalation followed by expansion cohorts (NCT02561234)
- The MTD was 0.33 mg/kg IV once weekly[1]
- Expansion cohorts included patients with:
  - Unresectable, locally advanced or metastatic cutaneous melanoma (CM) that has relapsed, progressed, or unable to tolerate standard of care
  - Metastatic uveal melanoma (UM)
- We present the preliminary safety and activity of monotherapy pegzilarginase in pts with UM or CM treated at the MTD in either escalation or expansion cohorts

Study Design


Phase 1 Solid Tumors MTD: 0.33 mg/kg (n=6)
Cutaneous Melanoma 0.33 mg/kg (n=12)
Uveal Melanoma 0.33 mg/kg (n=12)

Figure 2. Study Schema

Endpoints:
- Safety (CTCAE v4.0.3)
- Pharmacokinetics
- Plasma arginine
- Immunogenicity
- Tumor expression of ASS1 (ASS1 negative score=0)
- Preliminary efficacy (RECIST 1.1)

Results

Table 1. Demographics and Prior Therapy

Demographics	Cutaneous melanoma median (range) or n (%)	Uveal melanoma median (range) or n (%)
N	13	15
Age in years	72 (44-82)	68 (50-85)
Male : female	10 : 3	6 : 9
Race / Ethnicity		
White no Hispanic / Latino	12 (92.3 %)	15 (100 %)
Hispanic / Latino	1 (7.7 %)	0 (0 %)
Asian	0 (0 %)	0 (0 %)
Black / African American	0 (0 %)	0 (0 %)
Median prior systemic therapies	3 (1-5)	2 (0-5)
Investigator reported response to last prior therapy		
PD	10 (76.9 %)	7 (46.37)
SD	1 (7.7 %)	5 (33.3 %)
PR	0 (0 %)	0 (0 %)
CR	0 (0 %)	0 (0 %)
No prior systemic Tx	0 (0 %)	1 (6.7 %)
Not tolerated / Unknown	2 (15.4 %)	2 (13.3 %)
Patients with prior IO therapy		
Any line	13 (100 %)	12 (80 %)
Last line before enrollment	6 (46.2 %)	10 (66.7 %)
PD reported as best response to IO therapy	9/11 (82 %)	4/9 (56 %)

Table 2. Safety

Treatment Related[1] Adverse Events (TRAEs)	Grade 1-2 n (%)	Grade 3 n (%)
Any	16 (59.3 %)	8 (29.6 %)
Fatigue	11 (40.7 %)	1 (3.7 %)
Nausea	10 (37.0 %)	0
Diarrhea	8 (29.6 %)	1 (3.7 %)
Vomiting	7 (25.9 %)	1 (3.7 %)
Tremor	8 (29.6 %)	0
Stomatitis[2]	7 (25.9 %)	0
Gait disturbance	4 (14.8 %)	2 (7.4 %)
Decreased appetite	6 (22.2 %)	0
Dizziness	6 (22.2 %)	0
Rash[3]	6 (22.2 %)	0
Asthenia	3 (11.1 %)	1 (3.7 %)
Dysgeusia	4 (14.8 %)	0
Neutropenia	2 (7.4 %)	1 (3.7%)
Dehydration	2 (7.4 %)	1 (3.7 %)
Anemia	3 (11.1 %)	0
Leukopenia	3 (11.1 %)	0
AST increased	3 (11.1 %)	0
Oropharyngeal pain	3 (11.1 %)	0
Muscular weakness	3 (11.1 %)	0
Pruritus	3 (11.1 %)	0
Weight loss	3 (11.1 %)	0
Abdominal pain	3 (11.1 %)	0
Failure to thrive	0	1 (3.7 %)
Fall	0	1 (3.7 %)
Hypophosphataemia	0	1 (3.7 %)

Total number of patients included in safety analysis = 27
[1] Treatment related Adverse Events (TRAEs ≥15% or Grade 3)
[2] Glossodynia, oral pain or oropharyngeal pain
[3] Macular, maculo-papular, or acneiform

- No Grade ≥ 4 TRAEs were reported
- No infusion reactions were reported following 276 infusions
- Three patients experienced treatment-related, serious Grade 3 AEs: 1) Asthenia and failure to thrive, 2) vomiting, and 3) dehydration
- Anti-drug antibody (ADA) analysis (N=27 pts):
  - 5 anti-pegzilarginase ADA
    - 4 pre-existing (3 specific to Arg 1)
    - 1 emergent specific to Arg 1
  - 4 anti-PEG ADAs; 3 pre-existing, 1 unknown
  - All titers were low (highest in 1 patient = 1:320)
- No apparent effects of ADA on PK, arginine reduction, or safety

Table 3. Pharmacokinetics

Cohort	Cycle	$T_{1/2}$ (hr) mean (s.d.)	Cmax (µg/mL) mean (s.d.)	AUC_{0-168} (hr*µg/mL) mean (s.d.)
Cutaneous Melanoma	1	46 (4.6)	7.44 (1.3)	422 (110)
	2	45.5 (5.4)	7.22 (0.8)	382 (51.3)
Uveal Melanoma	1	41 (7.4)	6.23 (1.5)	388 (90.7)
	2	47.5 (6.1)	6.22 (2.2)	478 (101)


On average, arginine was depleted to:
≤ 50% of original baseline for up to 72 hrs after doses 1 and 5
≤ 50% of original baseline prior to doses 2 through 9
Arginine Conc. (uM)
Days Since First Dose
LLQ

Figure 3. Plasma arginine during Cycles 1 and 2

Time on Study and Best Objective Response*


Investigator-assessed Response
PR
SD
PD
Continues on treatment
Weeks on treatment

Figure 4. Time on treatment and best response observed



Figure 6. Pre-/Post-treatment CT scans in a patient with cutaneous melanoma and confirmed PR

Efficacy (RECIST 1.1)


Cutaneous Melanoma
Uveal Melanoma
% Change in Target Lesions
Patients

Figure 5. Best response in target lesions by histology

Efficacy by ASS1 Expression


ASS1 Negative
ASS1 Positive
ASS1 Unknown
Cutaneous
Uveal
% Change in Target Lesions
Study Day of Tumor Measurement

Figure 7. Time course of percent change in target lesions

Conclusions

- Pegzilarginase monotherapy demonstrated anti-tumor activity in heavily pre-treated patients with melanoma
  - One confirmed PR at Week 20 and 8 patients with SD at Week 8 or later
  - Anti-tumor activity appeared greater in tumors lacking ASS1 expression consistent with pre-clinical PDx findings
- As previously reported, pegzilarginase rapidly and sustainably depleted plasma arginine with a manageable safety profile
- These results, combined with pre-clinical evidence of synergy with immune checkpoint inhibitors, support further clinical evaluation of pegzilarginase in immunotherapy combinations

References, Support and Disclosures

[1]Patil et al. Oncogene (2016), 35(38): 1-16
[2]Agnello et al. Cancer Res (2018), 78(13 sup): 889
[3]Rasco et al. Cancer Res (2018), 78(13 sup): CT030

Support: Aeglea Biotherapeutics Inc. and the Cancer Prevention and Research Institute of Texas (Grant # DP140031)

Disclosures: All Aeglea employees have an equity interest in Aeglea Biotherapeutics, Inc.